UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 4, 2005
(Date of earliest event reported)

HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

DE	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway, Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-690-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

On April 4, 2005, John N. Molbeck, Jr. was appointed to serve as a member of the Board of Directors of the Company. Under the terms of his previous employment agreement with the Company, Mr. Molbeck provides consulting services to the Company for an annual consulting fee in the amount of $200,000, which services will continue under the agreement through 2012.

Item 8.01 Other Events.

The Company issued a press release announcing Mr. Molbeck's appointment to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference and is also available at HCC's website at www.hcch.com.

The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated April 4, 2005

Exhibit Index
99.1	Press release dated April 4, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc. (Registrant)
April 4, 2005 (Date)	/s/ CHRISTOPHER L. MARTIN Christopher L. Martin Executive VP & General Counsel